EXHIBIT 10.109

AMENDED CERTIFICATE OF DESIGNATIONS,

PREFERENCES AND RIGHTS

OF

SERIES A-1 CONVERTIBLE PREFERRED STOCK

OF

VCAMPUS CORPORATION

Pursuant to Section 151 of the General

Corporation Law of the State of Delaware

The undersigned officer of VCampus Corporation, a Delaware corporation (the “Corporation”), pursuant to the provisions of Section 151 of the General Corporation Law of the State of Delaware, does hereby make this Certificate of Amendment of the Certificate of Designations, Preferences and Rights of Series A-1 Convertible Preferred Stock, originally filed with the office of the Secretary of State of the State of Delaware on December 2, 2005, as amended on December 27, 2005 (the “Series A-1 Certificate of Designations”), and does hereby state and certify that pursuant to the authority expressly vested in the Board of Directors of the Corporation by its Certificate of Incorporation, as amended, originally filed with the office of the Secretary of State of the State of Delaware on March 22, 1985, the Board of Directors of the Corporation duly adopted the following resolutions:

RESOLVED, that the Series A-1 Certificate of Designations is hereby amended by deleting in its entirety Section 5(c) of Article II relating to “Conversion Price Resets” and substituting the following:

(c)                                  Conversion Price Resets. If before March 31, 2006, the common stock does not trade at or above $6.00 per share (as adjusted for any stock splits, stock dividends or similar events) for at least ten (10) consecutive trading days after the Conversion Stock and the related shares of common stock issuable upon exercise of warrants held by the Series A-1 investors have been registered for resale under a registration statement declared effective by the SEC (and remains effective throughout those ten (10) consecutive trading days), then the Conversion Price shall reset on March 31, 2006 to equal $0.61 (based on the closing bid price of the common stock on December 21, 2005, as reported on the Principal Market, plus $0.10 per share to reflect the imputed value, for Nasdaq listing compliance purposes, of the warrants issued in the Series A-1 financing)(the “Reset Price”); provided, however, that if the Conversion Price adjusts to $0.61 as provided above and thereafter the Corporation’s stockholders approve the Series A-1 financing and the issuance in full of the shares of common stock issuable pursuant thereto, then the Reset Price shall, to the extent permitted by Nasdaq rules, reset to equal $0.50 from and after the date of such stockholder approval. The Reset Price shall automatically adjust for any stock splits, stock dividends or similar events.

This Amended Certificate of Designations of the Corporation has been duly adopted in accordance with Section 151 of the General Corporation Law of the State of Delaware.

The undersigned is signing this Amended Certificate of Designations on behalf of the Corporation on January 4, 2006.

/s/ Christopher L. Nelson
Christopher L. Nelson
Chief Financial Officer